Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3/A No. 333-120982) of Seneca Foods Corporation;

(2) Post-Effective Amendment No. 1 of Registration Statement (Form S-8 No. 333-12365) pertaining to the Seneca Foods Corporation Employees’ Savings Plan; and

(3) Registration Statement (Form S-8 No. 333-114097) pertaining to the Seneca Foods, L.L.C. 401(k) Retirement Savings Plan

of our report dated February 1, 2006 (except for Note 14, as to which the date is June 15, 2006) with respect to the consolidated financial statements of Signature Fruit Company, LLC as of December 31, 2005 and December 25, 2004 and for each of the two years in the period ended December 31, 2005, and of our report dated January 26, 2005 with respect to the consolidated financial statements of Signature Fruit Company, LLC as of December 25, 2004 and December 27, 2003 and for each of the two years in the period ended December 25, 2004, included in the Form 8-K/A filed with the Securities and Exchange Commission on November 2, 2006.

/s/Ernst & Young LLP

San Jose, California
October 31, 2006